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                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 21, 1997, relating to the financial statements and financial highlights of UBS Bond Fund. UBS US, Equity Fund and UBS International Equity Fund, and to the incorporation by reference of our reports into the Prospectuses which are incorporated by reference into this Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants," in the Statement of Additional Information.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
New York, New York
October 10, 1997


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October 7, 1997

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information consituting part of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 21, 1997, relating to the financial statements and financial highlights of UBS Bond Portfolio, UBS U.S. Equity Portfolio and UBS International Equity Portfolio, and to the incorporation by reference of our reports into the Prospectuses which are incorporated by reference into this Registration Statement. We also consent to the references to us under the heading
"Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information.

/s/ Price Waterhouse

PRICE WATERHOUSE
CHARTERED ACCOUNTANTS




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